EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

     The  following  is  a  list  of  all  subsidiaries,   the  state  or  other
jurisdiction of incorporation or organization of each, and the names under which
such subsidiaries do business:      None




                                    Index - 2